BY-LAWS of MERCURY SYSTEMS, INC. TABLE OF CONTENTS Page ARTICLE 1 Articles of Organization 3 ARTICLE 2 Fiscal Year 3 ARTICLE 3 Meetings of Stockholders 3 Section 3.1 Annual Meeting 3 Section 3.2 Special Meetings 4 Section 3.3 Place of Meetings 4 Section 3.4 Notice of Meetings 5 Section 3.5 Quorum and Adjournment 5 Section 3.6 Action without Meeting 5 Section 3.7 Proxies and Voting 6 ARTICLE 4 Directors 6 Section 4.1 Enumeration, Election and Term of Office 6 Section 4.2 Powers 8 Section 4.3 Meetings of Directors 8 Section 4.4 Quorum of Directors 8 Section 4.5 Consent in Lieu of Meeting and Participation in Meetings by Communications Equipment 9 Section 4.6 Committees 9 ARTICLE 5 Officers 9 Section 5.1 Enumeration, Election and Term of Office 9 Section 5.2 President and Chairman of the Board 10 Section 5.3 Treasurer and Assistant Treasurer 10 Section 5.4 Secretary and Assistant Secretary 10 Section 5.5 Temporary Secretary 10 Section 5.5 Other Powers and Duties 11 ARTICLE 6 Resignations, Removals and Vacancies 11 Section 6.1 Resignations 11 Section 6.2 Removals 11 Section 6.3 Vacancies 11 ARTICLE 7 Indemnification of Directors and Others 12 ARTICLE 8 Stock 12 Section 8.1 Stock Authorized 12 Section 8.2 Issue of Authorized Unissued Capital Stock 12 Section 8.3 Certificates of Stock 12 Section 8.4 Replacement Certificate 13 Section 8.5 Transfers 13 1.1 1

Section 8.6 Record Date 13 ARTICLE 9 Miscellaneous Provisions 14 Section 9.1 Execution of Papers 14 Section 9.2 Voting of Securities 14 Section 9.3 Corporate Seal 14 Section 9.4 Corporate Records 14 ARTICLE 10 Amendments 15 ARTICLE 11 Massachusetts Control Share Acquisition Act 15 ARTICLE 12 Forum Selection 15 15 1.1 2

BY-LAWS of MERCURY SYSTEMS, INC. ARTICLE 1 Articles of Organization The name and purposes of the Corporation shall be as set forth in the Articles of Organization. These By-Laws, the powers of the Corporation and its Directors and stockholders, and all matters concerning the conduct and regulation of the business of the Corporation, shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization. All references in these By-Laws to the Articles of Organization shall be construed to mean the Articles of Organization of the Corporation as from time to time amended or restated. ARTICLE 2 Fiscal Year Except as from time to time otherwise determined by the Directors, the fiscal year of the Corporation shall be the twelve months ending on June 30. ARTICLE 3 Meetings of Stockholders Section 3.1 Annual Meeting The annual meeting of the stockholders shall be held on such date and at such time as shall be determined by the Board of Directors each year, which date and time may subsequently be changed at any time, including the year in which any such determination occurs. Purposes for which an annual meeting is to be held, additional to those prescribed by law and by these By-Laws, may be specified by the President or by the Directors. To be properly brought before the meeting, business must be of a nature that is appropriate for consideration at an annual meeting and must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder (other than a stockholder proposal included in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, unless a lesser time period is required by applicable law, each such notice must be delivered to or mailed and received by the Secretary of the Corporation not later than (1) with respect to a matter to be brought before an annual meeting of stockholders or special meeting in lieu of an annual meeting, not less than one-hundred twenty (120) nor more than one-hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of stockholders or special meeting in lieu of an annual meeting and (2) in the case of a special meeting not in lieu of an annual meeting or if the annual meeting is called for a date (including any change in a date determined by 1.1 3 the Board of Directors) not within forty-five (45) days before or after such anniversary date, not later than the close of business on the tenth (10th) day following the date on which notice of such meeting was mailed or public disclosure of the date of such meeting was made, whichever first occurs. The notice shall set forth (i) information concerning the stockholder, including his or her name and address; (ii) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the matter specified in the notice, (iii) the class and number of all shares of stock of the Corporation held of record, owned beneficially (directly or indirectly) and represented by proxy by such stockholder as of the date of such notice and as of one year prior to the date of such notice, (iv) a description of any derivative positions held or beneficially held (directly or indirectly) by the stockholder, including whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of, the effect or intent of which is to mitigate loss to, or manage risk or benefit of share price changes for, or to increase or decrease the voting power or pecuniary or economic interest of, such stockholder with respect to stock of the Corporation (any of the foregoing, a “Derivative Position”), (v) a description of any proxy, contract, arrangement, understanding or relationship between such stockholder and any other person or persons (including their names and addresses) in connection with the proposal of such business by such stockholder or pursuant to which such stockholder has a right to vote any stock of the Corporation, (vi) a description of any material interest of such stockholder in such business, including any anticipated benefit to the stockholder therefrom, (vii) a description of any proportionate interest in stock of the Corporation or Derivative Positions with respect to the Corporation held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in such a general partner, and (viii) such other information as would be required to be included in a proxy statement soliciting proxies for the presentation of such matter to the meeting. Notwithstanding anything in these By-Laws to the contrary, no business shall be transacted at the annual meeting except in accordance with the procedures set forth in this Section; provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with these By-Laws. Section 3.2 Special Meetings A special meeting of the stockholders may be called at any time by the President, or by a majority of the Directors acting by vote or by written instrument or instruments signed by them. A special meeting of the stockholders shall be called by the Secretary, or in the case of death, absence, incapacity or refusal of the Secretary, by any other officer, upon written application of one or more stockholders who hold at least forty (40) percent (or such lesser percentage as may be required by law) in interest of the capital stock entitled to vote thereat. Such call shall state the time, place and purposes of the meeting. In the event that none of the officers is able or willing to call a special meeting, the supreme judicial or superior court, upon application of one or more stockholders who hold at least forty (40) percent (or such lesser percentage as may be required by law) in interest of the capital stock entitled to vote thereat, shall have jurisdiction in equity to authorize one or more of such stockholders to call a meeting by giving notice as is required by law. Section 3.3 Place of Meetings All meetings of the stockholders shall be held at the principal office of the Corporation in Massachusetts, unless a different place within Massachusetts or, if permitted by the Articles of Organization, elsewhere within the United States is designated by the President, or by a majority of the Directors acting by vote or by written instrument or instruments signed by them. Any adjourned session 1.1 4 of any meeting of the stockholders shall be held at such place within Massachusetts or, if permitted by the Articles of Organization, elsewhere within the United States as is designated in the vote of adjournment. Section 3.4 Notice of Meetings A written notice of the place, date and hour of a meetings of stockholders stating the purposes of the meeting shall be given no fewer than seven (7) nor more than sixty (60) days before the meeting to each stockholder entitled to vote thereat, by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the Corporation, or by electronic transmission directed at such shareholder in such manner as the shareholder shall have specified to the Corporation, including by facsimile transmission, electronic mail or posting on an electronic network. Such notice shall be given by the Secretary, or in the case of the death, absence, incapacity or refusal of the Secretary, by any other officer or by a person designated either by the Secretary, by the person or persons calling the meeting, by any stockholder or group of stockholders applying for such meeting pursuant to Section 3.2 of Article 3 of these By-Laws or by the Board of Directors. Whenever notice of a meeting is required to be given a stockholder under any provision of law, of the Articles of Organization, or of these By-Laws, a written waiver thereof, executed before or after the meeting by such stockholder or his attorney thereunto authorized, and filed with the records of the meeting, shall be deemed equivalent to such notice. Section 3.5 Quorum and Adjournment At any meeting of the stockholders, a quorum for the election of any Director or for the consideration of any question shall consist of a majority in interest of all stock issued, outstanding and entitled to vote at such election or upon such question, respectively, except that if two or more classes of stock are entitled to vote as separate classes for the election of any Director or upon any question, then in the case of each such class a quorum for the election of any Director or for the consideration of such question shall consist of a majority in interest of all stock of that class issued, outstanding and entitled to vote thereon. Stock owned by the Corporation, if any, shall be disregarded in determining any quorum. Both abstentions and broker non-votes are to be counted for the purpose of determining the existence of a quorum for the transaction of business at any meeting. Whether or not a quorum is present, any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, and the meeting may be held as adjourned without further notice. In addition, the presiding officer at any shareholders meeting shall have the authority to reschedule or adjourn any such meeting if (a) no quorum is present for the transaction of business; (b) the Board of Directors determines that an adjournment is necessary or appropriate to enable the shareholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to shareholders; or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When a quorum for an election of directors is present at any meeting, each director shall be elected by the vote of a majority of the votes cast with respect to that director’s election; provided that if the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 3.5, a majority of the votes cast in respect of the election of any director means that the number of votes cast “for” such director’s election must exceed the number of votes cast “withheld” in such director’s election, and an abstention or broker nonvote will not count as a vote “for” or “withheld” in a director’s election. When a quorum for the consideration of a question is present at any meeting, a majority of the votes properly cast upon the question shall decide the question; except that if two or more classes of stock are entitled to vote as separate classes upon such question, then in the case of each such class a majority of the votes of such class properly cast upon the question shall decide the vote of that class upon the 1.1 5 question; and except in any case where a larger vote is required by law or by the Articles of Organization. For purposes of determining the number of shares voting on a particular proposal, abstentions and broker nonvotes are not to be counted as votes cast or shares voting. Section 3.6 Action without Meeting Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting. Section 3.7 Proxies and Voting Except as may otherwise be provided in the Articles of Organization, stockholders entitled to vote shall have one vote for each share of stock entitled to vote owned by them. Stockholders entitled to vote may vote in person or by proxy. No proxy dated more than six (6) months before the meeting named therein shall be valid and no proxy shall be valid after the final adjournment of such meeting; provided, however, that a proxy coupled with an interest sufficient in law to support an irrevocable power, including, without limitation, an interest in the shares or in the Corporation generally, may be irrevocable if it so provides, need not specify the meeting to which it relates, and shall be valid and enforceable until the interest terminates, or for such shorter period as may be specified in the proxy. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the Corporation receives specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Proxies shall be filed with the Secretary, or person performing the duties of Secretary, at the meeting, or any adjournment thereof, before being voted. The Corporation shall not, directly or indirectly, vote upon any share of its own stock. Both abstentions and broker non-votes are to be counted as present for the purpose of determining the existence of a quorum for the transaction of business at any meeting. However, for purposes of determining the number of shares voting a particular proposal, abstentions and broker non-votes are not to be counted as votes cast or shares voting. ARTICLE 4 Directors Section 4.1 Enumeration, Election and Term of Office The business and affairs of this Corporation shall be managed under the direction of a Board of Directors consisting of not fewer than three (3) nor more than fifteen (15) Directors, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, such Board of Directors to be divided into such classes and elected by such stockholders as have the right to vote thereon, for such terms as are provided in the Articles of Organization. Each Director shall hold office until his successor shall have been elected and qualified, subject to Article 6 of these By-Laws. Whenever used in these By-Laws, the phrase “entire Board of Directors” shall mean that number of Directors fixed by the most recent resolution adopted pursuant to the preceding sentence prior to the date as of which a determination of the number of Directors then constituting the entire Board of Directors shall be relevant for any purpose under these By-Laws. Subject 1.1 6 to the foregoing limitations and the requirements of the Articles of Organization, the Board of Directors may be enlarged by the affirmative vote of a majority of the entire Board of Directors then in office. Nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote generally in the election of Directors. However, any stockholder entitled to vote generally in the election of Directors may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been delivered to or mailed and received by the Secretary of the Corporation not later than, unless a lesser time period is required by applicable law, (1) with respect to an election to be held at an annual meeting of stockholders or special meeting in lieu of an annual meeting, not less than one-hundred twenty (120) nor more than one-hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of stockholders or special meeting in lieu of an annual meeting and (2) in the case of a special meeting not in lieu of an annual meeting or if the annual meeting is called for a date (including any change in a date determined by the Board of Directors) not within forty-five (45) days before or after such anniversary date, not later than the close of business on the tenth (10th) day following the date on which notice of such meeting was mailed or public disclosure of the date of such meeting was made, whichever first occurs. Each such notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (i) the name and address of the stockholder and each of his or her nominees; (ii) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each such nominee; (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such stockholder; and (v) the consent of each nominee to serve as a Director of the Corporation if so elected; and (b) as to the stockholder giving the notice, (i) the class and number of all shares of stock of the Corporation held of record, owned beneficially (directly or indirectly) and represented by proxy by such stockholder as of the date of such notice and as of one year prior to the date of such notice, (ii) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, (iii) a description of any Derivative Position held or beneficially held (directly or indirectly) by such stockholder with respect to stock of the Corporation, (iv) a description of any proxy, contract, arrangement, understanding or relationship between such stockholder and any other person or persons (including their names and addresses) in connection with the nomination or nominations to be made by such stockholder or pursuant to which such stockholder has a right to vote any stock of the Corporation, (v) a description of any proportionate interest in stock of the Corporation or Derivative Positions with respect to the Corporation held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in such a general partner, and (vi) such other information regarding such stockholder as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. No person shall be eligible for election as a Director unless nominated in accordance with the provisions set forth herein. 1.1 7

The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if such officer should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Except as otherwise required by law, nothing in this Section shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for Director submitted by a stockholder. No Director need be a stockholder. Any election of Directors by the stockholders shall be by ballot if so requested by any stockholder entitled to vote thereon. Section 4.2 Powers The business of the Corporation shall be managed by the Board of Directors, which shall exercise all the powers of the Corporation except as otherwise required by law, by the Articles of Organization or by these By-Laws. In the event of one or more vacancies in the Board of Directors the remaining Directors, if at least two (2) Directors still remain in office, may exercise the powers of the full Board until such vacancy or vacancies are filled. Section 4.3 Meetings of Directors Regular meetings of the Directors may be held without notice at such places and at such times as may be fixed from time to time by the Directors. A regular meeting of the Directors may be held without notice immediately following an annual meeting of stockholders or any special meeting held in lieu thereof. Special meetings of Directors may be called by the Chairman of the Board, the President, the Treasurer or any two (2) or more Directors, or if there shall be less than three (3) Directors, by any one (1) Director, and shall be held at such time and place as specified in the call. Reasonable notice of each special meeting of the Directors shall be given to each Director. Such notice may be given by the Secretary or any Assistant Secretary or by the officer or one of the Directors calling the meeting. Notice to a Director shall in any case be sufficient if sent by telegram, telecopier, electronic mail or posting on an electronic network at least forty-eight (48) hours or, by mail at least ninety-six (96) hours before the meeting addressed to the Director at his or her usual or last known business or residence address, or if given to him or her at least forty-eight (48) hours before the meeting in person or by telephone or by handing him or her a written notice. Notice of a meeting need not be given to any Director if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. A notice or waiver of notice need not specify the purposes of the meeting. Section 4.4 Quorum of Directors At any meeting of the Directors, a quorum for any election or for the consideration of any question shall consist of a majority of the Directors then in office, but a smaller number may make a determination pursuant to Section 8.55 or Section 8.56 of Chapter 156D of the Massachusetts Business Corporation Act that indemnification is permissible in a specific proceeding. Whether or not a quorum is present any meeting may be, adjourned from time to time by a majority of the votes properly cast upon the question, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, the votes of a majority of the Directors present shall be requisite and sufficient for election to 1.1 8 any office and shall decide any question brought before such meeting, except in any case where a larger vote is required by law, by the Articles of Organization or by these By-Laws. Section 4.5 Consent in Lieu of Meeting and Participation in Meetings by Communications Equipment Unless the Articles of Organization otherwise provide, any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting if the action is taken by the unanimous consent of all of the Directors. The action must be evidenced by one or more consents describing the action taken, in writing, signed by each Director, or delivered to the Corporation by electronic transmission to the address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of Directors, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section is effective when the last Director signs or delivers the consent, unless the consent specifies a different effective date. A consent signed or delivered under this Section has the effect of a meeting vote and may be described as such in any document. This paragraph shall apply to any Committee designated by the Board of Directors and its members. Members of the Board of Directors or any Committee designated thereby may participate in meetings of such Board or Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting. Section 4.6 Committees By vote of a majority of the Directors then in office, the Directors may elect from their own number an Executive Committee or other Committees and may by like vote delegate to any such Committee some or all of their powers except those which by law may not be delegated. ARTICLE 5 Officers Section 5.1 Enumeration, Election and Term of Office The officers of the Corporation shall include a President, a Treasurer and a Secretary, who shall be chosen by the Directors at their first meeting following an annual meeting of the stockholders. Each of the officers shall hold office until the next annual election to the office which he or she holds and until his or her successor is chosen and qualified or until he or she sooner dies, resigns, is removed or becomes disqualified. The Directors may choose one of their number to be Chairman of the Board and determine his or her powers, duties and term of office. The Directors may at any time appoint such other officers, including one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries, as they deem wise, and may determine their respective powers, duties and terms of office. The Corporation may also designate individuals as divisional, group, or segment vice presidents or vice presidents of a particular function, which individual shall carry such title on a non-executive basis and not as an executive officer of the Corporation. Said non-executive vice presidents may be designated by the Board of Directors or by the President pursuant to Board resolutions so-authorizing the President to appoint non-executive vice presidents on a particular occasion or from time to time in his or her discretion, said honorary vice presidents to be titled “Vice President (specific area of function).” 1.1 9

No officer need be a stockholder or a Director except that the Chairman of the Board shall be a Director. The same person may hold more than one office, except that no person shall be both President and Secretary. Section 5.2 President and Chairman of the Board The President shall be the Chief Executive Officer of the Corporation and, subject to the control and direction of the Directors, shall have general supervision and control of the business of the Corporation. The President shall preside at all meetings of the stockholders at which he or she is present, and, if the President is a Director, at all meetings of the Directors, if there shall be no Chairman of the Board or in the absence of the Chairman of the Board. If there shall be a Chairman of the Board, such person shall make his or her counsel available to the other officers of the Corporation, and shall have such other duties and powers as may from time to time be conferred on him or her by the Directors. The Chairman of the Board shall preside at all meetings of the Directors at which he or she is present, and, in the absence of the President, at all meetings of stockholders. Section 5.3 Treasurer and Assistant Treasurer The Treasurer shall have the custody of the funds and valuable books and papers of the Corporation, except such as are directed by these By-Laws to be kept by the Secretary. The Treasurer shall perform all other duties usually incident to such office, and shall be at all times subject to the control and direction of the Directors. If required by the Directors, the Treasurer shall give bond in such form and amount and with such sureties as shall be determined by the Directors. If the Treasurer is absent or unavailable, any Assistant Treasurer shall have the duties and powers of Treasurer and shall have such further duties and powers as the Directors shall from time to time determine. Section 5.4 Secretary and Assistant Secretary The Secretary shall record all proceedings of the stockholders and the Board of Directors in books to be kept therefor. If the Corporation shall not have a transfer agent, the Secretary shall also keep or cause to be kept the stock and transfer records of the Corporation, which shall contain the names of all stockholders and the record address and the amount of stock held by each. If the Secretary is absent or unavailable, any Assistant Secretary shall have the duties and powers of the Secretary and shall have such further duties and powers as the Directors shall from time to time determine. Section 5.5 Temporary Secretary If no Secretary or Assistant Secretary shall be present at any meeting of the stockholders, or at any meeting of the Directors, the person presiding at the meeting shall designate a Temporary Secretary to perform the duties of Secretary. Section 5.6 Other Powers and Duties 1.1 10

Each officer shall, subject to these By-Laws and to the control and direction of the Directors, have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to such office and such additional duties and powers as the Directors may from time to time determine. ARTICLE 6 Resignations, Removals and Vacancies Section 6.1 Resignations Any Director or officer may resign at any time by delivering his or her resignation in writing to the President or the Secretary or to a meeting of the Directors. Such resignations shall take effect at such time as is specified therein, or if no such time is so specified, then upon delivery thereof to the President or the Secretary or to a meeting of the Directors. Section 6.2 Removals Directors, including Directors elected by the Directors to fill vacancies in the Board, may be removed from office (a) with cause by vote of the holders of a majority of the shares issued and outstanding and entitled to vote generally in the election of Directors; (b) with or without cause by vote of the holders of at least 80% of the votes entitled to be cast by the holders of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class; (c) with cause by vote of a majority of the Directors then in office; or (d) without cause by vote of at least 80% of the Directors then in office (including the Director to be removed in calculating said percentage); provided that the Directors, of a class elected by a particular class of shareholders may be removed only by vote of the holders of a majority of the shares of such class. The Directors may terminate or modify the authority of any agent or employee. The Directors may remove any officer from office with or without assignment of cause by vote of a majority of the Directors then in office. If cause is assigned for removal of any Director or officer, such Director or officer may be removed only after reasonable notice and opportunity to be heard before the body proposing to remove him. No Director or officer who resigns or is removed shall have any right to any compensation as such Director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise; provided, however, that the foregoing provision shall not prevent such Director or officer from obtaining damages for breach of any contract of employment legally binding upon the Corporation. Section 6.3 Vacancies Any vacancy in the Board of Directors, including a vacancy resulting from an enlargement of the Board, may be filled by the Directors by vote of a majority of the remaining Directors then in office, though less than a quorum, or by the stockholders at a meeting called for the purpose, provided that any vacancy created by the stockholders may be filled by the stockholders at the same meeting. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new Directorship was created or the vacancy occurred and until such 1.1 11

Directors’ successor shall have been elected and qualified or until he or she sooner dies, resigns, is removed or becomes disqualified. If the office of any officer becomes vacant, the Directors may choose or appoint a successor by vote of a majority of the Directors present at the meeting at which such choice or appointment is made. Each such successor shall hold office for the unexpired term of the Director’s predecessor and until a successor shall be chosen or appointed and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified. ARTICLE 7 Indemnification of Directors and Others The Corporation shall indemnify its Directors and the officers that have been appointed by the Board of Directors to the fullest extent permitted by law, and may indemnify such other employees as determined by the Board of Directors. ARTICLE 8 Stock Section 8.1 Stock Authorized The total number of shares and the par value, if any, of each class of stock which the Corporation is authorized to issue, and if more than one class is authorized, the descriptions, preferences, voting powers, qualifications and special and relative rights and privileges as to each class and any series thereof, shall be as stated in the Articles of Organization. Section 8.2 Issue of Authorized Unissued Capital Stock Any unissued capital stock from time to time authorized under the Articles of Organization and amendments thereto may be issued by vote of the Directors. No stock shall be issued unless the cash, so far as due, or the property, services or expenses for which it was authorized to be issued, has been actually received or incurred by, or conveyed or rendered to, the Corporation, or is in its possession as surplus. Section 8.3 Certificates of Stock Each stockholder shall be entitled to a certificate in such form as may be prescribed from time to time by the Directors, stating the number and the class and the designation of the series, if any, of the shares held by him. Such certificates shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue. Every certificate issued by the Corporation for shares of stock at a time when such shares are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws or any agreement to which the Corporation is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either the full text of the restriction, or a statement of 1.1 12 the existence of such restriction and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every stock certificate issued by the Corporation at a time when it is authorized to issue more than one class or series of stock shall set forth upon the face or back of the certificate either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any, authorized to be issued, as set forth in the Articles of Organization, or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Notwithstanding anything to the contrary provided in these By-Laws and consistent with Section 6.26 of the Massachusetts Business Corporation Act as now in effect and hereafter amended, the Board of Directors of the Corporation may authorize the issue of some or all of the shares of any or all of the classes or series without certificates. The authorization shall not effect shares already represented by certificates, until they are surrendered to the Corporation, and by the approval and adoption of these By-Laws, the Board of Directors has determined that all classes or series of the Corporation stock may be uncertificated shares, whether upon original issue, re-issuance or subsequent transfer. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on certificates by Sections (b) and (c) of Section 6.25 and, if applicable, Section 6.27 of the Massachusetts Business Corporation Act, as now in effect and from time to time amended. Section 8.4 Replacement Certificate In case of the alleged loss or destruction or the mutilation of a certificate of stock, a new certificate may be issued in place thereof, upon such conditions as the Directors may determine. Section 8.5 Transfers Subject to the restrictions, if any, imposed by the Articles of Organization, the By-Laws or any agreement to which the Corporation is a party, and unless otherwise provided by the Board of Directors, shares of stock of the Corporation that are represented by a certificate shall be transferred on the books of the Corporation only by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment of such shares or by a written power of attorney to sell, assign or transfer such shares, properly executed, with necessary transfer stamps affixed, and with such proof that the endorsement, assignment or power of attorney is genuine and effective as the Corporation or its transfer agent may reasonably require. Shares of stock that are not represented by a certificate shall be transferred or assignable on the stock transfer books of the Corporation, by the holders submitting to the Corporation or its transfer agent, such evidence of transfer and following such other procedures as the Corporation or its transfer agent may reasonably require. Except as may otherwise be required by law, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws. It shall be the duty of each stockholder to notify the Corporation of his post office address. Section 8.6 Record Date The Directors may fix in advance a time, which shall be not more than seventy (70) days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend 1.1 13 or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date; or without fixing such record date the Directors may for any such purposes close the transfer books for all or any part of such period. If no record date is fixed and the transfer books are not closed: (1) The record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given. (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto. ARTICLE 9 Miscellaneous Provisions Section 9.1 Execution of Papers All deeds, leases, transfers, contracts, bonds, notes, releases, checks, drafts and other obligations authorized to be executed on behalf of the Corporation shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine. Section 9.2 Voting of Securities Except as the Directors may generally or in particular cases otherwise determine the President or the Treasurer may, on behalf of the Corporation (i) waive notice of any meeting of stockholders or shareholders of any other corporation, or of any association, trust or firm, of which any securities are held by this Corporation; (ii) appoint any person or persons to act as proxy or attorney-in-fact for the Corporation, with or without substitution, at any such meeting; and (iii) execute instruments of consent to stockholder or shareholder action taken without a meeting. Section 9.3 Corporate Seal The seal of the Corporation shall be a circular die with the name of the Corporation, the word “Massachusetts” and the year of its incorporation cut or engraved thereon, or shall be in such other form as the Board of Directors or the stockholders may from time to time determine. Section 9.4 Corporate Records The original, or attested copies, of the Articles of Organization, By-Laws, and the records of all meetings of incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts for inspection by the stockholders at the principal office of the Corporation or at an office of the Secretary, or if the Corporation shall have a transfer agent or a resident agent, at an office of either of them. Said copies and records need not all be kept in the same office. 1.1 14

ARTICLE 10 Amendments These By-Laws may be altered, amended or repealed or new By-Laws enacted by the affirmative vote of a majority of the entire Board of Directors (if notice of the proposed alteration or amendment is contained in the notice of the meeting at which such vote is taken or if all Directors are present) or at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by the affirmative vote of a majority of the shares represented and entitled to vote at such meeting (if notice of the proposed alteration or amendment is contained in the notice of such meeting). ARTICLE 11 Massachusetts Control Share Acquisition Act The provisions of Chapter 110D of the Massachusetts General Laws shall not apply to control share acquisitions of the Corporation. ARTICLE 12 Forum Selection Unless the Corporation consents in writing to the selection of an alternative forum, the courts of the Commonwealth of Massachusetts (or, in the event that the Massachusetts state judicial system does not have jurisdiction, the federal district court for the District of Massachusetts) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or other employee of the Corporation to the Corporation or the Corporation's stockholders, (3) any action asserting a claim arising pursuant to any provision of the Massachusetts Business Corporation Act, the Corporation’s Articles of Organization, or these Bylaws (as either may be amended from time to time), or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 12. As amended and restated effective January 22, 2019 1.1 15